Exhibit 10.18

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of this 15th day of March, 2021 (the “Effective Date”) by and between GREEN COURT LLC, a Michigan limited liability company (“Landlord”) and ENDRA LIFE SCIENCES INC. (formerly ENDRA INC.), a Delaware corporation (“Tenant”). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).
RECITALS

A.
Landlord and Tenant entered into that certain Lease dated November 10, 2014, as amended by a certain First Amendment to Lease dated October 10, 2017 (collectively the “Current Lease”) for approximately 3,950 square feet of space as described in the Lease (the “Existing Premises”) in the building located at 3600 Green Court, Ann Arbor, Michigan (the “Building”). The Current Lease as amended by this Amendment shall be referred to herein as the “Lease”.

B.
Tenant desires to lease additional space in the Building, containing approximately 3,248 square feet, commonly known as Suite 300, and depicted on Exhibit “B” (the “Expansion Space”), for the remainder of the Term of the Lease.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Landlord and Tenant hereby agree that the Lease is hereby amended as follows:
1.
The Term of the Lease is hereby extended and shall now expire on December 31, 2025, under all the same terms and conditions as the current Lease except as provided herein.

2.
On May 1, 2021, Landlord shall deliver possession of the Expansion Space to Tenant (the “Expansion Date”), and Tenant shall lease from Landlord the Expansion Space on the terms and conditions as set forth in the Lease with respect to the Demised Premises, except as otherwise modified herein. Prior to delivery of the Expansion Space, Landlord shall remove existing carpeting from the Expansion Space as specified by the Tenant. Those areas where flooring is removed floor will be in usable condition. In connection with the delivery of the Expansion Space to Tenant, Landlord shall provide a tenant improvement allowance to Tenant in the amount of $48,720.00 which may be used by Tenant for physical improvements and modifications to the Existing Premises or the Expansion Space (the “Improvements”) to be undertaken by Landlord at the direction of Tenant but with the prior written approval of Landlord. To the extent the Improvements cost in excess of $48,720.00, Tenant shall pay same to Landlord within twenty (20) days of receipt by Tenant of an invoice therefor from Landlord. Except as provided herein, Tenant will accept the Expansion Space in its “As-Is” condition.

3.
Effective on the Expansion Date, the “Demised Premises” shall consist of 7,198 square feet.

4.
Prior to the Expansion Date, Tenant shall continue to pay Basic Rental set forth in the Current Lease. Effective on the Expansion Date, the Basic Rental shall be as follows (based on 7,198 square feet of space):

Date	Sq. Ft. of Premises	Rent per Sq. Ft.	Annual Rent	Monthly Rent
1/1/21 - 4/30/21	3,950	$25.76	$101,752.00	$8,479.33
5/1/21 – 12/31/21	7,198	$25.76	$185,420.84	$15,451.71
1/1/22 - 12/31/22	7,198	$26.53	$190,962.94	$15,913.58
1/1/23 - 12/31/23	7,198	$27.33	$196,721.34	$16,393.45
1/1/24 - 12/31/25	7,198	$28.15	$202,623.70	$16,885.31

5.
Tenant shall continue to be responsible for electricity usage in the Existing Premises in accordance with Section 8.2 of the Lease. Until such time as the Expansion Space is separately metered for electricity by Landlord, Tenant shall be responsible for and pay for all electricity usage in the Expansion Space by paying Landlord an electrical usage charge of $1.25 per square foot per annum for the Expansion Space, payable with rent in monthly installments of $338.33 per month. From and after the date that the Expansion Space is separately metered or added to the meter for the Existing Premises, Tenant shall pay all electrical charges directly to the utility company providing such service.

6.
The Lease, as amended by this Amendment, sets forth the entire agreement between the parties with respect to the matters set forth herein. Except as hereinabove specifically provided to the contrary, all of the remaining terms, covenants, and agreements contained in the Lease shall remain in full force and effect and shall be applicable to the Demised Premises as described in the Lease (as modified hereby), and the Lease as herein amended is hereby acknowledged, ratified, and confirmed by the parties hereto. In the event of any inconsistency between this Amendment and the Lease, the provisions of the Amendment shall govern and control.

7.
Landlord and Tenant hereby represent to each other that neither party has dealt with any broker in connection with this Amendment or the expansion of the Demised Premises as described in this Amendment.

8.
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

9.
This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

10.
This Amendment shall be construed and enforced in accordance with the laws of the State of Michigan. The invalidity or enforceability of any provision of this Amendment shall not affect or impair any other provision.

11.
This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one original. Delivery via facsimile or PDF transmission of a counterpart of this Amendment as executed by the parties making such delivery shall constitute good and valid execution and delivery of this Amendment for all purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment on the Effective Date.

LANDLORD:	TENANT:
GREEN COURT LLC, a Michigan limited liability company	ENDRA LIFE SCIENCES INC., a Delaware corporation
By: SS://JAMES HOOBERMAN Printed: JAMES HOOBERMAN Its: MANAGER Date: 3/16/21	By: SS://DAVID WELLS Printed: DAVID WELLS Its: CHIEF FINANCIAL OFFICER Date: MARCH 15, 2021

EXHIBIT “B”

SITE PLAN